UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2022 (March 16, 2022)

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Boston Scientific Way, Marlborough, Massachusetts	01752-1234
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (508) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BSX	New York Stock Exchange
0.625% Senior Notes due 2027	BSX27	New York Stock Exchange
5.50% Mandatory Convertible Preferred Stock Series A, par value $0.01 per share	BSX PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 8.01 OTHER EVENTS

On March 16, 2022, Boston Scientific Corporation (the “Company”) announced the early results, increase in aggregate maximum principal amount and pricing of its previously announced cash tender offer (the “Tender Offer”) for $2,852,561,000 in combined aggregate principal amount of its outstanding 3.375% Senior Notes due 2022 (the “2022 Notes”), 4.125% Senior Notes due 2023 (the “2023 Notes”), 4.700% Senior Notes due 2049 (the “2049 Notes”), 4.550% Senior Notes due 2039 (the “2039 Notes”), 4.000% Senior Notes due 2029 (the “2029 Notes”), 4.000% Senior Notes due 2028 (the “2028 Notes”), 3.850% Senior Notes due 2025 (the “2025 Notes”), 3.750% Senior Notes due 2026 (the “2026 Notes”), 3.450% Senior Notes due 2024 (the “2024 Notes”), 2.650% Senior Notes due 2030, 1.900% Senior Notes due 2025, 6.750% Senior Notes due 2035 and 7.375% Senior Notes due 2040 (collectively, the “Securities”). The Company amended the terms of the Tender Offer to increase the aggregate maximum principal amount from up to $2.5 billion to $2,852,561,000 in combined aggregate principal amount of the Securities. The Tender Offer is being made exclusively pursuant to an offer to purchase dated March 2, 2022, which sets forth the terms and conditions of the Tender Offer.

On March 16, 2022, the Company also sent a notice under the indenture dated as of May 29, 2013 between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Indenture”) governing its 2022 Notes, 2023 Notes and 2025 Notes, that it will redeem the 2022 Notes, the 2023 Notes and the 2025 Notes to the extent such notes are not purchased in the Tender Offer on March 31, 2022 pursuant to the terms of the 2022 Notes, the 2023 Notes and the 2025 Notes and the Indenture (the “Redemption”). The 2022 Notes, 2023 Notes and 2025 Notes will be redeemed at a redemption price calculated in accordance with the terms of the 2022 Notes, the 2023 Notes and the 2025 Notes, respectively, and the Indenture, plus accrued and unpaid interest to, but excluding, the date of the Redemption. This Current Report on Form 8-K is not a notice of redemption of the 2022 Notes, the 2023 Notes and the 2025 Notes.

On March 17, 2022, the early settlement date of the Tender Offer, the Company completed the Tender Offer, pursuant to which it accepted $130,541,000 in aggregate principal amount of the 2022 Notes, $152,261,000 in aggregate principal amount of the 2023 Notes, $350,000,000 in aggregate principal amount of the 2049 Notes, $300,000,000 in aggregate principal amount of the 2039 Notes, $577,975,000 in aggregate principal amount of the 2029 Notes, $89,475,000 in aggregate principal amount of the 2028 Notes, $311,213,000 in aggregate principal amount of the 2025 Notes, $595,132,000 in aggregate principal amount of the 2026 Notes and $345,964,000 in aggregate principal amount of the 2024 Notes.

The Company expects the net impact of the Tender Offer, Redemption and the previously announced issuance on March 8, 2022 of €3.0 billion aggregate principal amount of the Company’s senior notes (the “Notes Issuance”, and together with the Tender Offer and Redemption, the “Transactions”) to be accretive to adjusted earnings per share by approximately $0.02 per share in 2022. On a GAAP basis, the Transactions are expected to be dilutive, due to one-time debt extinguishment charges of approximately $200 million on a pre-tax basis to be recorded in the first quarter of 2022, associated primarily with payment of premiums in connection with the Tender Offer.

Copies of the Company’s press releases announcing the early results of the Tender Offer and pricing of the Tender Offer are attached to this Current Report on Form 8-K as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

The information contained in Item 8.01 of this Current Report on Form 8-K and the press releases attached hereto as Exhibit 99.1 and 99.2 are for informational purposes only and do not constitute an offer to purchase the Securities.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding the expected financial impact of the transactions.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the forward-looking statements expressed in this Current Report on Form 8-K.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: the impact of the ongoing COVID-19 pandemic on our operations and financial results; future U.S. and global economic, political, competitive, reimbursement and regulatory conditions, including as a result of the ongoing conflict between Russia and Ukraine and related sanctions and export restrictions; manufacturing, distribution and supply chain disruptions and cost increases; disruptions caused by cybersecurity events; disruptions caused by extreme weather or other climate change-related events; labor shortages and increases in labor costs; new product introductions and the market acceptance of those products; markets for our products; expected pricing environment; expected procedural volumes; the closing and integration of acquisitions; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; our ability to achieve environmental, social and governance goals and commitments; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict, including those that have emerged or have increased in significance or likelihood as a result of the COVID-19 pandemic. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A – Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this Current Report on Form 8-K.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income and adjusted net income (earnings) per share that excludes certain charges and/or credits. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes. For further information regarding our non-GAAP measures, see Part II, Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report on Form 10-K, which we may update in Quarterly Reports on Form 10-Q we have filed or will file hereafter.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.

99.1	Press Release issued by Boston Scientific Corporation, dated March 16, 2022, announcing the early results of the Tender Offer.
99.2	Press Release issued by Boston Scientific Corporation, dated March 16, 2022, announcing the pricing of the Tender Offer.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: March 17, 2022	By:	/s/ Susan Thompson
Susan Thompson
Vice President, Chief Corporate Counsel and Assistant Secretary